Exhibit 10.56
Tractebel

SUEZ-TRACTEBEL s.a. Place du Trone 1 B-1000 Brussels (Belgium) Tel. + 32 2 510 71 11 Fax + 32 2 510 73 30
GUARANTY

This is a guaranty (the "Guaranty"), dated as of December 23, 2003, given by Suez-Tractebel S.A., a corporation organized under the laws of Belgium (the "Guarantor"), in favor of Public Service Electric and Gas Company, a corporation incorporated under the laws of New Jersey, (hereinafter referred to as the "Beneficiary").

1. Guaranty

In consideration of the Beneficiary having entered into or entering into, from time to time, agreements to purchase and sell physical natural gas under the Gas Purchase and Sales Agreement, dated as of August 20, 2003, with North Jersey Energy Associates, L.P. (the "Company"), an affiliate of Guarantor (hereinafter referred to as the "Agreement"), the Guarantor absolutely, irrevocably and unconditionally guarantees to the Beneficiary, its successors and assigns, the prompt payment when due, whether by acceleration or otherwise, of all present and future obligations and liabilities of all kinds of the Company to the Beneficiary arising out of the Agreement (hereinafter referred to as the "Obligations") and all costs and expenses relating to the enforcement of this Guaranty, including reasonable attorneys' fees; provided, however, that the Guarantor shall not be liable for any costs or expenses of the Beneficiary if no payment under this Guaranty is due. To the extent that the Company shall fail to pay any Obligations, Guarantor shall promptly pay to the Beneficiary the amount due, subject to any applicable grace period and upon demand in writing from the Beneficiary to the Guarantor (without prejudice to Section 9 hereof). Any demand for payment shall reasonably and briefly specify in what manner and what amount the Company has failed to pay and an explanation of why such payment is due, with a specific statement that the Beneficiary is calling upon Guarantor to pay under this Guaranty. Notwithstanding anything contained herein to the contrary, the aggregated amount covered by this Guaranty in favor of the Beneficiary, whether in principal, interests, costs, expenses, attorneys' fees or other sums due, shall not exceed Five Million U.S. Dollars (USD 5,000,000).

2. Nature of Guaranty

The Guarantor's obligations hereunder shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument evidencing any Obligations, the absence of any action to enforce the same, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor, or the rendering of any judgment against the Company or any action to enforce the same, or by any other event, occurrence or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety except as provided in Section 9 hereof. This Guaranty constitutes a continuing guaranty of payment when due and not of collection. If any payment of the Company in respect of the Obligations is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder in respect to such Obligations as if such payment had not been made.

3. Consents, Waivers and Renewals

The Guarantor agrees that the Beneficiary may at any time and from time to time, either before or after maturity thereof, without notice to or further consent of the Guarantor, extend the time of payment of, exchange or surrender any collateral for, or renew any of the Obligations, and may also consent or make any agreement with the Company or with any other party to or person liable on any of the Obligations, or interested therein, for the extension, renewal, payment, compromise, discharge, waiver, or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Beneficiary and the Company or any such other party or person, without in any way impairing or affecting this Guaranty. The Guarantor agrees that the Beneficiary may resort to the Guarantor for payment of any of the Obligations, whether or not the Beneficiary shall have resorted to any collateral security, or shall have proceeded against any other principally or secondarily obligated with respect to any of the Obligations.

4. Subrogation

The Guarantor will not exercise any rights which it may acquire by way of subrogation until all Obligations to the Beneficiary shall have been paid in full. Subject to the foregoing, upon payment of all the Obligations, the Guarantor shall be subrogated to the rights of the Beneficiary against the Company, and the Beneficiary agrees to take at the Guarantor's expense, such steps as the Guarantor may reasonably request to implement such subrogation.

5. No Waiver; Cumulative Rights

No failure on the part of the Beneficiary to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Beneficiary of any right, remedy or power hereunder preclude any other future exercise of any right, remedy or power. Each and every right, remedy and power hereby granted to the Beneficiary or allowed them by law or other agreement shall be cumulative and not exclusive or any other, and may be exercised by the Beneficiary from time to time.

6. Waiver of Notice

The Guarantor waives diligence, protest, notice of protest or acceleration, filing of claims with a court in the event of insolvency or bankruptcy of Company, notices of the acceptance of this Guaranty, notice of dishonor, presentment and demand, except as set forth in Section 1, notice of any sale of collateral security and all other notices whatsoever.

7. Representations and Warranties

(a) The Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power to execute, deliver and perform this Guaranty.

(b) The execution, delivery and performance of the Guaranty have been and remain duly authorized by all necessary corporate action and do not contravene any provision of law or the Guarantor's constitutional documents or any contractual restriction binding on the Guarantor or its assets.

(c) This Guaranty constitutes the legal, valid and binding obligation of the Guarantor enforceable against Guarantor in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and to general equity principles.

8. Limitations

The liability of Guarantor under this Guaranty shall be and is specifically limited to payments expressly required to be made under the Agreement or this Guaranty. EXCEPT TO THE EXTENT SPECIFICALLY PROVIDED IN THE AGREEMENT OR THIS GUARANTY, IN NO EVENT SHALL GUARANTOR BE SUBJECT TO CONSEQUENTIAL, EXEMPLARY, EQUITABLE, LOSS OR PROFITS, PUNITIVE, TORT, OR ANY OTHER DAMAGES, COSTS OR EXPENSES.

9. Setoff and Counterclaims

Without limiting Guarantor's own defenses and rights hereunder, Guarantor reserves to itself all rights, setoffs, counterclaims and other defenses to which the Company is or may be entitled to arising from or out of the Agreement, except for defenses arising out of the bankruptcy, insolvency, dissolution or liquidation of the Company.

10. Termination

Guarantor may terminate this Guaranty at any time and in its sole discretion by providing written notice of such termination to the Beneficiary. No such termination by Guarantor shall be effective until five (5) business days after actual receipt by the Beneficiary of such termination notice, or such later date as may be specified in such notice. No such termination shall affect Guarantor's liability with respect to any Obligations incurred or transactions entered into under the Agreement prior to the time the termination is effective, which liabilities shall remain guaranteed pursuant to the terms of this Guaranty.

11. Assignment

This Guaranty shall be binding upon and inure to the benefit of the Guarantor, the Beneficiary, and their respective successors and permitted assigns. Neither Guarantor nor the Beneficiary may assign their rights, interest or obligations hereunder to any other person without the prior written consent of the Guarantor or the Beneficiary, as the case may be, which consent shall not be unreasonably withheld.

12. Notices

All notices or other communications in respect of this Guaranty shall be in writing, shall be given by facsimile (except for a demand for payment and a termination notice) (receipt effective upon receipt of evidence, including, facsimile evidence, that facsimile was received), hand delivery or registered mail (return receipt requested) and addressed or directed as follows:

If to the Guarantor: Suez-Tractebel S.A. Attention: Place du Trone 1 1000 Brussels BELGIUM Fax:	If to the Beneficiary: Public Service Electric and Gas Company Attn: Manager-Financial and Risk Management 80 Park Plaza, T18A Newark, N.J. 07101 USA Fax: 1-973-624-2891
or such other address as the Guarantor or the Beneficiary shall from time to time specify.
13. Governing Law and Jurisdiction

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. Guarantor and Beneficiary, by its execution hereof, submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America sitting in New York, New York, in connection with any action or proceeding relating to this Guaranty.

14. Waiver of Jury Trial
The Guarantor and the Beneficiary hereby waive all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Guaranty.
15. Entire Agreement

This Guaranty is the complete and exclusive statement of the terms of this Guaranty and constitutes the entire agreement, and supersedes all prior written agreements and understandings, representations, and oral agreements, between Guarantor and Beneficiary with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Guarantor has caused its duly authorized directors or officers to execute and deliver this Guaranty as of the date first above written.
Suez-Tractebel S.A.
CH. VANDEN BRENT	N. BOSSAERT

Ch. Vanden Brent Deputy Financial Manager	N. Bossaert Executive Vice President